EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-58607) and in the related prospectus of Peoples Telephone Company, Inc., and in the Registration Statements (Forms S-8 Nos. 33-58603 and 333-40793) pertaining to stock option and incentive plans of Peoples Telephone Company Inc. of our report dated February 27, 1998, with respect to the consolidated financial statements and schedule of Peoples Telephone Company, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                              /s/ ERNST & YOUNG LLP



Miami, Florida
March 27, 1998